EXHIBIT 10.1

Execution Version

April 30, 2026

SOBR Safe, Inc.

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

Attn: David Gandini, Chief Executive Officer

Re: Conditional Termination

Dear Mr. Gandini:

Reference is hereby made to that certain engagement letter, dated as of December 22, 2025 (the “Engagement Letter”) by and between SOBR Safe, Inc. (collectively with its subsidiaries, the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) pursuant to which the Company has engaged Wainwright as its exclusive underwriter, agent or advisor in any Offering of Securities of the Company during the Term. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Engagement Letter.

Subject to the terms and conditions set forth herein, Wainwright hereby agrees to waive, during the period commencing on the date hereof and ending September 15, 2026 (the “Permissible Period”), its exclusive rights and any right of first refusal and tail rights under the Engagement Letter solely with respect the Merger and any Related Financing (as such terms are defend below).

Waiver

The waiver of Wainwright’s rights during the Permissible Period are subject to, and contingent upon, the occurrence of the following conditions:

(i)	the Company’s consummation of a business combination solely with Clean World Ventures Inc. (collectively with its subsidiaries, the “Target”), structured as a merger, during the Permissible Period (the “Merger”);

(ii)	In connection with the Merger, the Company and/or the Target shall close, during the Permissible Period, one or more capital raises with Hemlock West and/or Northland acting as placement agent(s) for such capital raises (each, the “Related Financing”).

(iii)	The Company shall pay Wainwright a cash fee of U.S. $1,500,000 (the “Cash Fee”), payable by wire transfer in immediately available funds to Wainwright’s designated bank account, in accordance with the following schedule:

(1)	20% of the gross proceeds raised in each Related Financing, to be paid to Wainwright within three (3) business days following the closing of each such Related Financing (the “Related Financing Fees”); and
(2)	the Cash Fee, less any Related Financing Fees previously paid to Wainwright, to be paid to Wainwright upon the closing of the Merger and within three (3) business days following the closing of the Merger.

Termination

Subject to the satisfaction in full of each of the terms and conditions set forth above in the paragraph entitled “Waiver,”  upon the closing of the Merger during the Permissible Period and the payment in full of the Cash Fee, the Engagement Letter shall terminate automatically and be of no further force and effect, and the Company shall have no further obligations thereunder; provided, however, that (i) Paragraphs F, G, H, I and J of the Engagement Letter shall survive termination in accordance with their terms.

Survival of the Engagement Letter

If (i) the Company does not complete the Merger during the Permission Period, or (ii) the Merger is terminated, or (iii) the Company does not satisfy in full the terms and conditions set forth above in the paragraph entitled “Waiver,”  (each (i), (ii) or (iii), an “Event”), then upon the occurrence of each of such Events, the Engagement Letter shall remain in full force and effect on the same terms and conditions as in effect immediately prior to the Permissible Period for a period of twelve (12) months following the occurrence of each of the Events. Notwithstanding the foregoing, such continuation shall apply prospectively only from and after the occurrence of any of the Events.

Except as expressly set forth above, the Engagement Letter shall be in full force or effect upon execution of this conditional termination letter, subject to the terms and conditions set forth herein.

Miscellaneous

This conditional termination letter shall be construed and enforced in accordance with the laws of the State of New York, without regards to conflicts of laws principles. This conditional termination letter may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this conditional termination letter shall constitute a binding agreement as of the date indicated above.

Very truly yours, H.C. WAINWRIGHT & CO., LLC

By:
Name: Edward D. Silvera
Title: Co-Chief Executive Officer

Accepted and Agreed: SOBR Safe, Inc.

By:
Name: David Gandini
Title: Chief Executive Officer

Clean WORLD Ventures INC.

By:
Name: Roy DiBenerdini
Title: Founder and CEO

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